Exhibit 5.2

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

March 29, 2017

B&G Foods, Inc.
Four Gatehall Drive, Suite 110
Parsippany, New Jersey 07054

Re:                             Registration Statement on Form S-3

Gentlemen and Ladies:

We have acted as special counsel to B&G Foods, Inc., a Delaware corporation (the “Company”), Victoria Fine Foods, LLC, a Delaware limited liability company (the “New Subsidiary Guarantor”), and each of the other subsidiary guarantors listed on Schedule A hereto (the “Existing Guarantors” and, together with the New Subsidiary Guarantor, the “Subsidiary Guarantors”), in connection with the preparation and filing of Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the “Amendment”) to be filed on the date hereof by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) that is automatically effective under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 462(e) promulgated thereunder, amending the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Commission on August 8, 2016 (File No. 333-212975) by the Company and the Existing Guarantors, relating to, among other things, (1) the debt securities, which may be senior or subordinated to other obligations of the Company and which may be in one or more series (collectively, “Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee to be named therein (the “Trustee”) (such indenture, as may be amended or supplemented from time to time, the “Indenture”) and (2) guarantees, if any, of the Debt Securities by the Subsidiary Guarantors (the “Guarantees”).

The Registration Statement provides that the Guarantees may be offered on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”).  This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Guarantees as set forth below.

As such counsel, we have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion.  We have relied upon certificates and other assurances of officers of the Company as to factual matters without having independently verified such factual matters.  In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to all authentic original documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company and the Subsidiary Guarantors).

On the basis of the foregoing and the other matters set forth in herein, we are of the opinion that, as of the date hereof:

1.                                      The Guarantees, when (a) duly executed by the New Subsidiary Guarantor and issued and sold in accordance with the Registration Statement, as amended by the Amendment, and applicable Prospectus Supplement as contemplated by the Registration Statement, as amended by the Amendment, and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the New Subsidiary Guarantor of such lawful consideration therefor as the Member (as defined below) may determine, will be valid and binding obligations of the New Subsidiary Guarantor enforceable against the New Subsidiary Guarantor in accordance with their respective terms.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Guarantees offered pursuant to the Registration Statement and appropriate Prospectus Supplement: (i) the sole member of the New Subsidiary Guarantor, including any appropriate committee appointed thereby (the “Member”), shall have (x) duly established the terms of the Guarantee and (y) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, and issuance of the Guarantees and related matters; (ii) the resolutions establishing the definitive terms of and authorizing the New Subsidiary Guarantor to register, offer, sell and issue the Guarantees shall remain in effect and unchanged at all times during which the Guarantees are offered, sold or issued by the New Subsidiary Guarantor; (iii) the definitive terms of each class and series of the Guarantees not presently provided for in the Registration Statement or the certificate of formation and other similar formation documents of the New Subsidiary Guarantor (collectively, the “Formation Documents”), and the terms of the issuance and sale of the Guarantees (x) shall have been duly established in accordance with all applicable law and the Formation Documents, any Indenture, underwriting agreement, warrant agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Guarantees (collectively, the “Agreements”) and the authorizing resolutions of the Member, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Formation Documents or the Agreements (subject to the further assumption that such Formation Documents and Agreements have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the New Subsidiary Guarantor and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the New Subsidiary Guarantor; (iv) the interest rate on the Debt Securities to which the Guarantees relate shall not be higher than the maximum lawful rate permitted from time to time under applicable law; (v) the Guarantees and any certificates or instruments representing the relevant Guarantees have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement, approved by us and, if applicable, duly executed and delivered by the New Subsidiary Guarantor and any other appropriate party; (vi) each Indenture, warrant agreement, unit agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the New Subsidiary Guarantor); (vii) the Registration Statement, as amended (including all necessary post-effective amendments (including the Amendment)), and any additional registration statement filed under Rule 462, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (viii) an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Guarantees offered thereby; (ix) the Guarantees shall be issued and sold in compliance with all federal and state securities laws and solely in the manner stated in the Registration Statement, as amended by the Amendment, and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; (x) if the Guarantees will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Guarantees in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto (including the Amendment), or incorporated by reference therein, has been duly authorized, executed and delivered by the New Subsidiary Guarantor and the other parties thereto; (xi) the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended; (xii) each agreement or contract referred to herein but not filed as an exhibit to the Registration Statement (as amended) as of the date hereof shall be governed by the laws of the State of New York; and (xiii) in the case of an agreement or instrument pursuant to which any Guarantees are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

The opinions expressed herein are limited by principles of equity (regardless of whether considered in a proceeding in equity or at law) that may limit the availability of certain rights and remedies and do not reflect the effect of bankruptcy (including preferences), insolvency, fraudulent conveyance, receivership, reorganization, moratorium and other laws or decisions relating to or affecting debtors’ obligations or creditors’ rights generally and, as to rights of indemnification and contribution, by principles of public policy. The opinions expressed above also do not reflect the effect of laws and equitable doctrines (including requirements that the parties to agreements act reasonably and in good faith and in a commercially reasonable manner, and give reasonable notice prior to exercising rights and remedies) or the effect of the exercise of discretion of the court before which any proceeding may be brought, which may limit the availability of any particular remedy, but which will not, in our judgment (but subject to the other qualifications and limitations in this opinion letter), make the remedies available to the Trustee under the Agreements, taken as a whole, inadequate for the practical realization of the benefits provided for in the Agreements, except for the economic consequence of any delay that may be imposed thereby or result therefrom, and except that we express no opinion as to the rights of any of the parties to the Agreements to accelerate the due date of any payment due thereunder or to exercise other remedies available to them on the happening of a non-material breach of any such document or agreement.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We are members of the bar of the State of New York, and the foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement.  We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Schedule A

Subsidiary Guarantors

B&G Foods North America, Inc.

B&G Foods Snacks, Inc.

Bear Creek Country Kitchens, LLC

Pirate Brands, LLC

Spartan Foods of America, Inc.

Victoria Fine Foods, LLC

William Underwood Company